Exhibit 20.1

Nissan Auto Receivables 2004-B

Servicer's Certificate

For the month of March 2005

NAR 2004-B
Collection Period	Mar-05			30/360 Days	30
Distribution Date	15-Apr-05			Actual/360 Days	31

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,552,459,984.25	1,171,888,867.73	1,125,330,746.88	0.724869
Total Securities		1,552,459,984.25	1,171,888,867.73	1,125,330,746.88	0.724869
Class A-1 Notes	1.64000%	354,800,000.00	0.00	0.00	0.000000
Class A-2 Notes	2.50000%	383,000,000.00	358,899,962.53	315,360,814.49	0.823396
Class A-3 Notes	3.35000%	512,000,000.00	512,000,000.00	512,000,000.00	1.000000
Class A-4 Notes	4.00000%	225,000,000.00	225,000,000.00	225,000,000.00	1.000000
Certificates	0.00000%	77,659,984.25	75,988,905.20	72,969,932.39	0.939608

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	0.00	0.00	-	-
Class A-2 Notes	43,539,148.04	747,708.26	113.6792377	1.9522409
Class A-3 Notes	0.00	1,429,333.33	-	2.7916667
Class A-4 Notes	0.00	750,000.00	-	3.3333333
Certificates	3,018,972.81	0.00	38.8742393	-
Total Securities	46,558,120.85	2,927,041.59

I. COLLECTIONS

Interest:
Interest Collections				3,017,002.04
Repurchased Loan Proceeds Related to Interest				0.00
Total Interest Collections				3,017,002.04

Principal:
Principal Collections				45,563,305.45
Repurchased Loan Proceeds Related to Principal				18,437.76
Total Principal Collections				45,581,743.21

Recoveries of Defaulted Receivables				799,581.99
Investment Earnings on Yield Supplement Account				115,896.97
Release from the Yield Supplement Account				3,187,544.26
Servicer Advances				110,436.27

Total Collections				52,812,204.74

II. COLLATERAL POOL BALANCE DATA
			Number	Amount
Pool Balance - Beginning of Period			70,211	1,171,888,867.73
Total Principal Collections				45,581,743.21
Principal Amount of Gross Losses				976,377.64
			69,092	1,125,330,746.88

III. DISTRIBUTIONS

Total Collections				52,812,204.74
Reserve Account Draw				0.00
Total Available for Distribution				52,812,204.74

1. Reimbursement of Advance				359,126.58

2. Servicing Fee:
Servicing Fee Due				976,574.06
Servicing Fee Paid				976,574.06
Servicing Fee Shortfall				0.00

3. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall				0.00
Class A-1 Notes Interest on Interest Carryover Shortfall				0.00
Class A-1 Notes Monthly Interest Distributable Amount				0.00

Class A-1 Notes Monthly Interest Paid				0.00
Change in Class A-1 Notes Interest Carryover Shortfall				0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall				0.00
Class A-2 Notes Interest on Interest Carryover Shortfall				0.00
Class A-2 Notes Monthly Interest Distributable Amount				747,708.26

Class A-2 Notes Monthly Interest Paid				747,708.26
Change in Class A-2 Notes Interest Carryover Shortfall				0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall				0.00
Class A-3 Notes Interest on Interest Carryover Shortfall				0.00
Class A-3 Notes Monthly Interest Distributable Amount				1,429,333.33

Class A-3 Notes Monthly Interest Paid				1,429,333.33
Change in Class A-3 Notes Interest Carryover Shortfall				0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall				0.00
Class A-4 Notes Interest on Interest Carryover Shortfall				0.00
Class A-4 Notes Monthly Interest Distributable Amount				750,000.00

Class A-4 Notes Monthly Interest Paid				750,000.00
Change in Class A-4 Notes Interest Carryover Shortfall				0.00

Total Note Monthly Interest
Total Note Monthly Interest Due				2,927,041.59
Total Note Monthly Interest Paid				2,927,041.59
Total Note Interest Carryover Shortfall				0.00
Change in Total Note Interest Carryover Shortfall				0.00

Total Available for Principal Distribution				48,549,462.51

4. Total Monthly Principal Paid on the Notes				43,539,148.04

Total Noteholders' Principal Carryover Shortfall				0.00
Total Noteholders' Principal Distributable Amount				43,539,148.04
Change in Total Noteholders' Principal Carryover Shortfall				0.00

5. Total Monthly Principal Paid on the Certificates				3,018,972.81

Total Certificateholders' Principal Carryover Shortfall				0.00
Total Certificateholders' Principal Distributable Amount				3,018,972.81
Change in Total Certificateholders' Principal Carryover Shortfall				0.00

Remaining Available Collections				1,991,341.66
Deposit from Remaining Available Collections to fund Reserve Account				0.00
Remaining Available Collections Released to Seller				1,991,341.66

IV. YIELD SUPPLEMENT ACCOUNT

Beginning Yield Supplement Account Balance				53,656,641.92
Release to Collection Account				3,187,544.26
Ending Yield Supplement Account Balance				50,469,097.66

V. RESERVE ACCOUNT

Initial Reserve Account Amount				7,762,299.92
Required Reserve Account Amount				7,762,299.92
Beginning Reserve Account Balance				7,762,299.92
Ending Reserve Account Balance				7,762,299.92

Reserve Account Triggers			Test Ratio	Actual Ratio	Result
Average Three Period Delinquency Percentage			2.00%	0.21%	Pass
Average Three Period Charge Off Rate			2.75%	0.44%	Pass

Required Reserve Account Amount for Next Period				7,762,299.92

VI. POOL STATISTICS

Weighted Average Coupon				3.06%
Weighted Average Remaining Maturity				43.00

Principal Recoveries of Defaulted Receivables				799,581.99
Principal on Defaulted Receivables				976,377.64
Pool Balance at Beginning of Collection Period				1,171,888,867.73
Net Loss Ratio				0.18%

Net Loss Ratio for Second Preceding Collection Period				0.61%
Net Loss Ratio for Preceding Collection Period				0.52%
Net Loss Ratio for Current Collection Period				0.18%
Average Net Loss Ratio				0.44%

Cumulative Net Losses for all Periods				4,682,745.82

Delinquent Receivables:			Amount	Number
31-60 Days Delinquent			8,833,302.38	504
61-90 Days Delinquent			1,668,582.63	103
91-120 Days Delinquent			252,059.20	16
Total Delinquent Receivables:			10,753,944.21	623
60+ Days Delinquencies as Percentage of Receivables			0.17%	0.17%

Delinquency Ratio for Second Preceding Collection Period				0.25%
Delinquency Ratio for Preceding Collection Period				0.20%
Delinquency Ratio for Current Collection Period				0.17%
Average Delinquency Ratio				0.21%